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             Heiskell, Donelson, Bearman, Adams, Williams & Caldwell   Exhibit 5
                          2000 First Tennessee Building
                               165 Madison Avenue
                            Memphis, Tennessee 38103
                                 (901) 526-2000

                                 August 3, 1994

United Inns, Inc.
5100 Poplar Avenue, Suite 2300
Memphis, Tennessee  38137

     Re:  Registration Statement on Form S-3

Gentlemen:

     You have requested our opinion in connection with the registration of 60,000 shares of the common stock, $ 1.00 par value per share (the "Common Stock"), of United Inns, Inc., a Delaware corporation (the "Company"), as described in the Registration Statement on Form S-3, and filed by the Company pursuant to the Securities Act of 1933, as amended (the "Registration Statement").

     We have acted as counsel for the Company in connection with the registration of the Common Stock and have assisted with the preparation of the Registration Statement and various corporate documents related thereto. We have examined and relied upon the following documents and instruments for the purpose of giving this opinion, which, to our knowledge and in our judgment, are all of the documents and instruments that are necessary for us to examine for such purpose:

     1. The Registration Statement and the prospectus filed therewith (the "Prospectus") and all exhibits thereto;

     2. A copy of the Company's Certificate of Incorporation certified by the Delaware Secretary of State;

     3. A copy of the Company's Bylaws, as amended, certified by the Secretary of the Company;

     4.   The minute book of the Company; and

     5.   The stock register of the Company.

     In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted to us as an original, the conformity to the authentic original of any document or instrument submitted to us as a certified, conformed or photostatic copy and the genuineness of all signatures on such originals or copies.

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     Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that the Common Stock, when issued in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

     Our opinion is subject to the following qualifications and limitations:

     i. The opinions expressed herein are subject to the effect of applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights and equitable principles limiting the availability of equitable remedies on the enforceability of contracts, agreements and instruments.

    ii. Members of our firm are qualified to practice law in the State of Tennessee and nothing contained herein shall be deemed to be an opinion as to any law, rule or regulation other than those of State of Delaware and the federal law of the United States.

   iii. The opinions set forth herein are expressed as of the date hereof and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts and the law upon which such opinions are based.

     This opinion is furnished by us solely for your benefit and is intended to be used as an exhibit to the Registration Statement filed with the Securities and Exchange Commission. Except for such use, neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part without our prior written consent.

     We consent to the reference of our firm name under the caption LEGAL MATTERS in the Prospectus and to the use of our opinion as an exhibit to the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        HEISKELL, DONELSON, BEARMAN,
                                          ADAMS, WILLIAMS & CALDWELL,
                                          a Professional Corporation

                                        By: /s/ Roy Keathley